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                                                                    EXHIBIT 99.2

                            MEDIS TECHNOLOGIES LTD.
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                                                                December 3, 2001

Dear Stockholder:

    On November 14, 2001, we filed a Registration Statement with the Securities and Exchange Commission relating to our proposed Rights Offering and our proposed Shareholder Loyalty Program. A copy of the preliminary prospectus which forms a part of the Registration Statement, which describes the Rights Offering and the Shareholder Loyalty Program in greater detail, is enclosed with this letter.

    In order to be eligible to participate in the Shareholder Loyalty Program, among other things you must direct the broker, dealer or other nominee holding your shares of our common stock in "street" name to reregister those shares in your name. To do so, you must complete the attached "Beneficial Owner
Re-Registration Form" and promptly deliver it to your broker, dealer or other nominee holding your shares. Holders of our common stock through Individual
Retirement Accounts, 401(k) plans or other sponsored retirement plans need not transfer the shares of our common stock held in such accounts to be eligible to participate in our Shareholder Loyalty Program.

    If all of the shares of our common stock you currently own are already issued in your own name, or you have already directed your record holder to have the shares of our common stock you own issued in your name, you should disregard this letter and need not take any further action.

    YOU MUST HAVE THE SHARES OF OUR COMMON STOCK YOU CURRENTLY OWN ISSUED IN
YOUR OWN NAME PRIOR TO THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. IF YOU
FAIL TO INSTRUCT YOUR RECORD HOLDER TO HAVE THE SHARES OF OUR COMMON STOCK YOU
CURRENTLY OWN ISSUED IN YOUR OWN NAME, YOU WILL BE INELIGIBLE TO PARTICIPATE IN
OUR SHAREHOLDER LOYALTY PROGRAM (EXCEPT AS DESCRIBED ABOVE).

    If you have any questions regarding the Rights Offering, the Shareholder
Loyalty Program, any information in the preliminary prospectus, the Beneficial
Owner Re-Registration Form or the transfer of your shares, generally, please call us at (212) 935-8484.

                                         Very truly yours,
                                          MEDIS TECHNOLOGIES LTD.
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                     BENEFICIAL OWNER RE-REGISTRATION FORM
                            LETTER OF AUTHORIZATION

    I represent and warrant that I am the beneficial owner of that number of shares of common stock, par value $.01 per share, of Medis Technologies Ltd., held in the below referenced account (the "Shares"). I authorize and direct you, as the record holder of the Shares, to promptly transfer the Shares into the name of the Beneficial Owner and to do all things and perform any and all acts necessary to effect such transfer.

Name(s) and address(es) of Beneficial Holder(s): _______________________________

________________________________________________________________________________

Account Number(s) of Beneficial Holder(s) account with Record Holder: __________

________________________________________________________________________________

Number of shares held in account: ______________________________________________

Taxpayer Identification or Social Security No.: ________________________________

Signature(s) of Beneficial Owner(s) or Authorized Signatory(ies):

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
X                                              X

    If signature(s) is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

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
Name(s):                                       Daytime Phone No.:

Capacity (Full Title):                         Evening Phone No.:

Address:                                       Taxpayer Identification or
                                               Social Security No.:

     PROMPTLY DELIVER THE COMPLETED FORM TO YOUR BROKER, DEALER OR OTHER RECORD
                             HOLDER OF YOUR SHARES.